SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 22, 2003

EMPYREAN COMMUNICATIONS, INC.

---------------------------------------------------

(Exact name of registrant as specified in its charter)

Nevada	0-30118	88-0413417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

2537 S. Gessner, Suite 114, Houston, TX 77063

------------------------------------------- ---------

(Address of principal executive offices) (Postal Code)

250 H. Street, #725, Blaine, WA 98230

------------------------------------------- ---------

Prior Address (Postal Code)

Registrant's telephone number, including area code: (713) 260-7236

--------

Item 5. Other Events

On August 22, 2003, the Company announced that it has entered into negotiations with an established company regarding a potential business combination. The discussions are preliminary and no definitive agreement or letter of intent has been signed. The Company will provide further information when and if it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   August 22, 2003                                  EMPYREAN COMMUNICATIONS, INC.

/s/ Robert L. Lee

By: Robert L. Lee

President and Director